Exhibit 23.5

ART D. ETTLINER, PH.D., P. GEO.

5563 45th Avenue
Delta British Columbia

V4K 1L5

June 2, 2005

Re:

Quincy Energy Corp. (the “Company”)

I hereby consent to the inclusion of my name as an expert in the Company’s Form SB-2 Registration Statement as filed with the Securities and Exchange Commission.

/s/ Art D. Ettlinger
ART D. ETTLINGER